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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest Event
                          Reported) November 30, 2000


                                  CWABS, INC.
          -----------------------------------------------------------
            (Exact name of registrant as specified in its charter)




          Delaware                   333-38686                95-4596514
----------------------------        ------------         -------------------
(State or Other Jurisdiction        (Commission            (I.R.S. Employer
      of Incorporation)             File Number)         Identification No.)


    4500 Park Granada
  Calabasas, California                                           91302
---------------------------                                    ----------
  (Address of Principal                                        (Zip Code)
   Executive Offices)


Registrant's telephone number, including area code (818) 225-3237
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Item 5.  Other Events.
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Description of the Mortgage Pool*
--------------------------------


     CWABS, Inc. (the "Company") entered into a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, Countrywide Home Loans, Inc. ("CHL"), as seller and as master servicer, and The Bank of New York, as trustee (the "Trustee"), providing for the issuance of the Company's Asset-Backed Certificates, Series 2000-5. Those Certificates are backed by certain Mortgage Loans.

     The Collateral Tables describe characteristics of the Mortgage Loans as of the Cut-off Date. All percentages set forth below have been calculated based on the principal balance of the Mortgage Loans as of the date set forth below. The sum of the columns may not equal the respective totals due to rounding. The Collateral Tables , which are listed as Exhibit 99.1 hereto, are filed on Form SE dated December 14, 2000.















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*    Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated November 27, 2000 and the Prospectus Supplement dated November 28, 2000 of CWABS, Inc., relating to its Asset-Backed Certificates, Series 2000-5.

Item 7.   Financial Statements, Pro Forma Financial
----      -----------------------------------------
          Information and Exhibits.
          ------------------------

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits

          99.1   Collateral Tables filed on Form SE dated December 14, 2000.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CWABS, INC.


                                         By:  /s/ Michael Muir
                                              -------------------------------
                                              Name:   Michael Muir
                                              Title:  Vice President



Dated:  December 14, 2000